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                                                                   EXHIBIT 10(u)
                                                                   -------------

           AMENDMENT TO THE 1988 STOCK OPTION PLAN FOR KEY EMPLOYEES
                       OF BAYBANKS, INC. AND AFFILIATES




  The 1988 Stock Option Plan for Key Employees of BayBanks, Inc. and Affiliates is hereby amended as follows, effective as of October 23, 1997:


  1. Section 6.1(d) of the Plan is hereby amended to read in its entirety as follows:

      (d) Transferability.  Subject to the provisions of this Section, (a) no
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  option shall be transferable otherwise than by will, by the laws of descent and distribution, or by operation of a "qualified domestic relations order," as that term is defined in the Internal Revenue Code, and (b) during the lifetime of the Optionee, rights under the option may be exercised only by the Optionee, the Optionee's guardian or legal representative, or by the assignee of the option under a "qualified domestic relations order." Notwithstanding the foregoing, the Committee may provide for greater transferability in the case of any option, including, without limitation, transfer to one or more members of the Optionee's family or to a partnership or trust established for the benefit of one or more members of the Optionee's family. An option that is intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule, or that is intended to qualify for the performance-based exception from the deductibility limits set forth in
  Section 162(m) of the Internal Revenue Code and the regulations thereunder, shall be transferable only to the extent consistent with such exemption or qualification.

  2. Section 6.2 of the Plan is hereby amended to read in its entirety as follows:

      6.2   Incentive Stock Options
            -----------------------

            Option Agreements with respect to Incentive Stock Options shall contain in substance the same terms and conditions as those with respect to Non-qualified Stock Options, except that no Incentive Stock Option awarded under the Plan shall be transferable other than as permitted under the rules prescribed in the Internal Revenue Code for Incentive Stock Options.

  3. Section 13 of the Plan is hereby amended by adding the following sentence at the end of such section:

      The Committee may make non-material amendments to the Plan.